As filed with the Securities and Exchange Commission on July 10, 2006
                                                      Registration No. 333-55346
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                        POST-EFFECTIVE AMENDMENT NO. 2 TO
        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

                   Delaware                        04-2949533
          (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)         Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

               CBS Corporation 2005 RSU Plan for Outside Directors
              Viacom Inc. 2000 Long-Term Management Incentive Plan Viacom Inc. 1997 Long-Term Management Incentive Plan
          CBS Corporation 2000 Stock Option Plan for Outside Directors


                            (Full title of the plans)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------

                                EXPLANATORY NOTE

     CBS Corporation, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 (File No. 333-55346) (the "Registration Statement") as a result of the merger (the "Merger") of Viacom Merger Sub Inc., a Delaware corporation, with and into the Registrant on December 31, 2005, with the Registrant as the surviving corporation of the Merger. Upon completion of the Merger, the name of the Registrant was changed from "Viacom Inc." to "CBS Corporation." This Post-Effective Amendment No. 2 is filed to reflect (i) the change in the name of the Registrant, (ii) a reduction in the par value of the Registrant's Class B Common Stock registered under the Registration Statement from $0.01 to $0.001 per share, (iii) a change of the name of the "Viacom Inc. 2005 RSU Plan for Outside Directors" to the "CBS Corporation 2005 RSU Plan for Outside Directors" and the "Viacom Inc. 2000 Stock Option Plan for Outside Directors" to the "CBS Corporation 2000 Stock Option Plan for Outside Directors" to reflect the change in name of the Registrant and (iv) the removal of the BET Holdings II Inc. Restated Stock Option Agreement with Robert L. Johnson and the BET Holdings II Inc. Restated Stock Option Agreement with Debra L. Lee that were originally included on the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-55346 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2006.

                                      CBS CORPORATION



                                      By: /s/ Angeline C. Straka
                                          -------------------------------------
                                          Name:  Angeline C. Straka
                                          Title: Senior Vice President, Deputy
                                                 General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement No. 333-55346 on Form S-8 has been signed by the following persons in the capacities indicated on the 10th day of July, 2006.

Signature                                        Title

*                                        Director, President and
------------------------------           Chief Executive Officer
    Leslie Moonves                       (Principal Executive Officer)


*                                        Executive Vice President
------------------------------           and Chief Financial Officer
    Fredric G. Reynolds                  (Principal Financial Officer)


/s/ Susan C. Gordon                      Senior Vice President, Controller and
------------------------------           Chief Accounting Officer
    Susan C. Gordon                      (Principal Accounting Officer)


*
------------------------------           Director
    David R. Andelman


*
------------------------------           Director
    Joseph A. Califano, Jr.



*
------------------------------           Director
    William S. Cohen

*
------------------------------           Director
    Philippe P. Dauman


*
------------------------------           Director
    Charles K. Gifford


*
------------------------------           Director
    Bruce S. Gordon

*
                                         Vice Chair and Director
------------------------------
    Shari Redstone


*                                        Executive Chairman and Director
------------------------------
    Sumner M. Redstone


*
------------------------------           Director
    Ann N. Reese


*
------------------------------           Director
    Judith A. Sprieser



 *By:  /s/ Angeline C. Straka
     ------------------------------------
      Angeline C. Straka, Attorney-in-Fact           July 10, 2006

                                  Exhibit Index

Exhibit No.      Description of Document

4.1* Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005) (File No. 001-09553).

4.2* Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005) (File No. 001-09553).

4.3*             CBS Corporation 2005 RSU Plan for Outside Directors
                 (formerly named the Viacom Inc. 2005 RSU Plan for
                 Outsider Directors) (as amended and restated as of May 25,
                 2006) (incorporated by reference to Annex D to the Registrant's Proxy Statement dated April 14, 2006).

4.4* Viacom Inc. 2000 Long-Term Management Incentive Plan (as amended effective October 10, 2002 by the Amendment to the Registrant's Stock Option Plans) (as amended and restated through January 31, 2001) (incorporated by reference to
                 Exhibit 10(d) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2001)
                 (File No. 001-09553) (incorporated by reference to
                 Exhibit 10(bb) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2002) (File No. 001-09553).

4.5* Viacom Inc. 1997 Long-Term Management Incentive Plan (as amended and restated through May 25, 2000) (incorporated by reference to Exhibit B to the Registrant's Proxy Statement dated June 5, 2000 (File No. 001-09553)) (as amended effective October 10, 2002 by the Amendment to the Registrant's Stock Option Plans) (incorporated by reference to Exhibit 10(bb) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2002) (File No. 001-09553).

4.6* CBS Corporation 2000 Stock Option Plan for Outside Directors (formerly named the Viacom Inc. 2000 Stock Option Plan for Outside Directors) (as amended and restated as of May 25,
                 2006) (incorporated by reference to Annex C to the Registrant's Proxy Statement dated April 14, 2006) (File No. 001-09553).

5.1* Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered.

23.1*            Consent of PricewaterhouseCoopers LLP.

23.2*            Consent of KPMG LLP.

23.3*            Consent of Michael D. Fricklas, Esq.

24**             Powers of Attorney.


------------------
* Previously filed or incorporated by reference in this Registration Statement. ** Filed herewith.